A Statement on Emergent’s Camden Manufacturing Facility Regulatory Status
GAITHERSBURG, Md., October 5, 2023 – Emergent (NYSE: EBS) received important communications from the U.S. Food and Drug Administration (FDA) regarding its Camden drug product manufacturing facility in Baltimore, Maryland.
This week, FDA sent Emergent a “Warning Letter close-out letter,” regarding its Camden facility, stating that “it appears that [Emergent has] adequately addressed the violations contained in the Warning Letter” originally issued in August 2022. FDA has also communicated to Emergent that the inspection classification for its Camden facility is “Voluntary Action Indicated” and that the inspection is considered “closed.” This is regarding an FDA inspection from February 2022, which classified the Camden facility as “Official Action Indicated.”
Emergent is committed to ensuring continued compliance with Current Good Manufacturing Practices requirements and remains steadfast in manufacturing and delivering high-quality products across its global network of manufacturing facilities.
Safe Harbor Statement
This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are forward-looking statements. We generally identify forward-looking statements by using words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “may,” “plan,” “position,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements. Forward-looking statements are based on our current intentions, beliefs and expectations regarding future events based on information that is currently available. We cannot guarantee that any forward-looking statement will be accurate. Readers should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Readers are, therefore, cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date of this communication and, except as required by law, we do not undertake any obligation to update any forward-looking statement to reflect new information, events or circumstances.
There are a number of important factors that could cause our actual results to differ materially from those indicated by any forward-looking statements. Readers should consider this cautionary statement, as well as the risk factors and other disclosures included in our periodic reports filed with the Securities and Exchange Commission, when evaluating forward-looking statements.

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